                            [STREICH LANG LETTERHEAD]

                                April __, 1997

                                                                    EXHIBIT 5.1

Simula, Inc.
2700 North Central Avenue, Suite 1000
Phoenix, Arizona 85004

        Re:  Simula, Inc. Amendment No. 3 to Registration
             Statement on Form S-3 (Reg. No. 333-13499)

Ladies and Gentlemen:

        We have acted as special counsel to Simula, Inc., an Arizona corporation (the "Company"), and Simula, Inc., an Arizona corporation, Simula Holdings, Inc., an Arizona corporation, Simula Government Products, Inc., an Arizona corporation, Simula Technologies, Inc., an Arizona corporation, Safety Equipment, Inc., an Arizona corporation, Sedona Scientific, Inc., an Arizona corporation, International Center for Safety Education, Inc., an Arizona corporation, Simula Transportation Equipment Corporation, an Arizona corporation, Airline Interiors, Inc., an Arizona corporation, Coach and Car Equipment Corporation, an Arizona corporation, Artcraft Industries Corp., an Arizona corporation, Intaero, Ltd., an Arizona corporation, Simula Automotive Safety Devices, Inc., an Arizona corporation, and ViaTech, Inc., a Delaware corporation, (collectively the "Subsidiary Guarantors"), in connection with the public offering of $30,000,000 aggregate principal amount of the Company's __% Senior Subordinated Convertible Notes due 2004 (the "Notes") which are to be guaranteed fully and unconditionally, jointly and severally, by the Subsidiary Guarantors (the guarantees of the Subsidiary Guarantors are collectively referred to herein as the "Subsidiary Guarantees") pursuant to an Indenture, as defined below. The Notes and the Subsidiary Guarantees are collectively referred to herein as the "Securities."

        The Securities are to be issued pursuant to an indenture (the "Indenture") to be entered into among the Company, the Subsidiary Guarantors, and Bank One Trust Company, NA as Trustee (the "Trustee").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Reg. No. 333-13499) as filed with the Securities and Exchange Commission (the "Commission") on October 4, 1996 under the Act (the "Registration Statement"); (ii) the form of Amendment No. 3 to the Registration Statement ("Amendment No. 3") as proposed to be filed with the Commission on April 21, 1997; (iii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, the Subsidiary Guarantors, and HD Brous & Co., Inc., Brean Murray & Co., Inc., and L.H. Friend, Weinress, Frankson & Presson, Inc., as underwriters (the "Underwriters"), being filed as an exhibit to Amendment No. 3; (iv) the form of the Indenture being filed as an exhibit to Amendment No. 3; (v) the form of the Securities; (vi) the Articles of Incorporation of the Company and the Articles and Certificate of Incorporation of the Subsidiary Guarantors, as currently in effect; (vii) the By-Laws of the Company and the Subsidiary Guarantors, as currently in effect; and (viii) certain resolutions of the Board of Directors of the Company and the Subsidiary Guarantors, in each case, authorizing the issuance and sale of the Securities, the issuance of the Subsidiary Guarantees and issuance of shares (the "Shares") of Common Stock, par value $.01 per share, of the Company upon conversion of the Notes into the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors certificates of good standing for the Company and each Subsidiary Guarantor, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        Based upon and subject to the foregoing and further subject to the qualifications, assumptions and exceptions set forth below, we are of the opinion that

        1. the issuance and sale of the Notes and issuance of the Shares upon conversion of the Notes will have been duly authorized by the Company and the Subsidiary Guarantors;

        2. the issuance of the Subsidiary Guarantees has been duly authorized by each applicable Subsidiary Guarantor;

        3. the Shares, when issued upon conversion of the Notes, will be validly issued, fully paid and nonassessable; and

        4. the Securities will be valid and binding obligations of the Company and the Subsidiary Guarantors, and are enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except to the extent that
(a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) fraudulent conveyance and/or fraudulent transfers law including, without limitation, Sections 547, 548 or 550 of the Title 11 of the United States Code and/or the Uniform Fraudulent Conveyance Act; and (3) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity, and (b) the indemnity provisions contained in the Indenture may be deemed unenforceable. Certain of the remedial provisions in the Indenture may be further limited or rendered unenforceable by applicable law, but such law does not in our opinion make the remedies provided in the Indenture inadequate for the practical realization of the benefits provided thereby, and (c) enforcement of the subsidiary guarantees may be further limited by the application of general principles of guarantyship and suretyship law.

        The foregoing opinions are subject to the following assumptions, receptions and qualifications:

        (i) We have assumed (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies; and (e) the authenticity of the originals of such latter documents.

        (ii) In making our examination of documents executed or to be executed by parties other than the Company and the Subsidiary Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

        (iii) As to any facts material to the opinions expressed in this letter which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

        (iv) Members of our firm are admitted to the bar in the State of Arizona, and we do not express any opinion as to the laws of any other jurisdiction, other than the laws of the United States of America to the extent specifically referred to in this letter.

        (v) The opinions expressed in this letter are based upon the law in effect on the date hereof. In rendering these opinions, we undertake no obligation to revise or supplement them if the present laws of Arizona, the present applicable laws of the United States, or the present laws of any other jurisdiction referred to herein are changed by legislative action, judicial decision or otherwise.

        (vi) We have assumed that (a) the Registration Statement has become effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) the interest rate, maturity, redemption and other terms of the Securities as well as the price at which the Securities are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Securities have been approved by the Board of Directors of the Company and the Subsidiary Guarantors; (c) the issuance of the Shares upon conversion of the Notes has been approved by the Board of Directors of the Company; (d) the Indenture and the Underwriting Agreement have been duly executed and delivered; (e) the certificates representing the Shares have been duly executed, countersigned, registered and delivered upon the conversion of the Notes into Shares in accordance with the provisions of the Notes and the Indenture; and (f) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement.

        (vii) There are no documents, agreements, understanding or negotiations among the parties to the Securities and Indenture which would expand, modify or otherwise affect the respective rights and obligations of the parties set forth in the Securities and Indenture and the Securities and Indenture completely and correctly set forth the intent of all parties thereto.

        (viii) The representations, warranties and the recitals contained in the Securities and the Indenture neither contain an untrue statement of a material fact nor fail to state any material fact necessary to make the statements therein not misleading as if made as of the date hereof.

        (ix) No fraud exists with respect to the transactions or matters which are the subject of the opinions herein.

        (x) All conditions precedent to the consummation of the transactions contemplated by the Securities and Indenture have been satisfied or waived.

        We express no opinion as to (a) provisions related to the waiver of rights or remedies (or the delay or omission of enforcement thereof) including, without limitation, disclaimers, liability limitations, waivers or releases of legal or equitable rights or discharge of defenses, (b) provisions relating to the waiver of defenses or the benefit of statutes of limitations, (c) provisions which purport to affect jurisdiction or venue or waive trial by jury, and (d) authorization, execution, delivery and/or enforceability of the Indenture, except to the limited extent necessary to render the opinion stated above in subparagraph 4.

        This opinion is given as of the date hereof. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are legal opinions only, and do not constitute a guarantee or warranty of the matters discussed herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Sincerely yours,

                                        /s/ STREICH LANG,
                                        a professional association